SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") is dated as of December 17, 2009 and is by and between INTERNATIONAL ASSETS HOLDING CORPORATION, a Delaware corporation ("IAAC") and INTL COMMODITIES, INC., a Delaware corporation ("INTL Commodities") (collectively, the "Borrower") and BANK OF AMERICA, N.A., a national banking association (the "Lender").

R E C I T A L S

The Lender has previously established a revolving credit facility pursuant to which the Lender agreed to make advances to the Borrower and INTL Assets, Inc. (collectively, the "Original Borrowers") from time to time in an aggregate principal amount not to exceed Thirty Five Million Dollars ($35,000,000).

The Borrower has asked the Lender to amend and restate that certain Amended and Restated Credit Agreement dated as of July 31, 2007, between the Lender and the Original Borrowers, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of July 29, 2008 (as the same may from time to time have been amended, restated, supplemented, or otherwise modified, the "Original Credit Agreement") in order to establish a revolving credit facility pursuant to which the Lender will make advances to the Borrower from time to time in an aggregate principal amount not to exceed Thirty Five Million Dollars ($35,000,000), and the Lender has agreed to do so pursuant to this Agreement and the documents called for herein, subject to and upon the terms and conditions hereinafter set forth.

AGREEMENTS

SECTION 1. The Revolving Credit Facility.

1.1. Definitions. All capitalized terms used herein and not otherwise defined shall have the following meanings:

"Advances" shall mean all advances under the Revolving Credit Facility.

"Applicable Margin" shall mean 3.00% per annum, or 300 basis points.

"AutoBorrow Service Agreement" means an AutoBorrow Service Agreement in effect from time to time between the Borrower and the Lender.

"BBA Libor Daily Floating Rate" means, at any time, a fluctuating rate of interest equal to the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by the Lender from time to time) as determined on each Interest Rate Change Date, for U.S. Dollar deposits (for delivery on the first day of such interest period) with a one month term, as adjusted from time to time in the Lender's sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs.  If such rate is not available at such time for any reason, then the rate for that interest period will be determined by such alternate method as reasonably selected by the Lender.

"Board" means the Board of Governors of the Federal Reserve System of the United States.

"Borrower" shall mean, collectively, IAAC and INTL Commodities.

"Breakage Fees" means an amount equal to any net loss or out-of-pocket expenses which the Lender may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by the Lender to fund or maintain the Advances, or any swap breakage incurred in connection with any Hedge Agreement), as reasonably determined by the Lender, as a result of any prepayment of any of the Advances.

"Business Day" shall mean any day other than Saturday, Sunday or other day on which commercial banks in the Commonwealth of Virginia are authorized to close.

"Capital Lease" means any lease that has been or should be capitalized on the books of the lessee in accordance with GAAP.

"Capital Stock" means corporate stock and any and all securities, shares, partnership interests, limited partnership interests, limited liability company interests, membership interests, equity interests, participations, rights or other equivalents (however designated) of corporate stock or any of the foregoing issued by any entity (whether a corporation, a partnership, a limited liability company or another entity) and includes, without limitation, securities convertible into Capital Stock and rights or options to acquire Capital Stock.

"Closing Date" means the date on which all conditions to closing as set forth in Section 2.1 of the Credit Agreement are satisfied.

"Credit Facilities" shall mean the Revolving Credit Facility and any other credit facilities established subsequently hereto.

"Default" shall have the meaning set forth in Section 6 of this Agreement.

"Default Rate" shall mean a floating and fluctuating per annum rate of interest calculated by adding the sum of three percent (3.0%) to the rate of interest then in effect.

"Domestic Loan Parties" shall mean, collectively, the Borrower and all of the Guarantors.

"EBITDA" shall mean (a) net income, after income tax, (b) less income or plus loss from discontinued operations and extraordinary items, (c) plus interest expense on all operations, (d) plus taxes, (e) plus depreciation, and (f) plus amortization, calculated on trailing twelve-month basis; provided, however, that to the extent that any portion of the commodity inventory of the Company and its subsidiaries is valued pursuant to GAAP at the end of any period at the lower of cost or market value, then the EBITDA for such period will be increased by the amount of any unrealized gains which the Company or any of its subsidiaries would have recognized if such commodity inventory had been valued at market value in accordance with GAAP.

"Enforcement Costs" shall mean all reasonable expenses, charges, recordation or other taxes, costs and fees (including reasonable attorneys' fees and expenses) of any nature whatsoever advanced, paid or incurred by or on behalf of the Lender in connection with (a) the collection or enforcement of this Agreement or any of the other Financing Documents, and (b) the exercise by the Lender of any rights or remedies available to it under the provisions of this Agreement, or any of the other Financing Documents.

"Environmental Laws" shall mean all laws, statutes, rules, regulations or ordinances which relate to Hazardous Materials and/or the protection of the environment or human health.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974.

"Event of Default" shall have the meaning set forth in Section 6 of this Agreement.

"FCStone Foreign Subsidiaries" shall mean FCStone Canada ULC, FCStone Commodity Services (Europe) Limited, FCStone Australia Ply Limited and FCStone do Brazil.

"Financing Documents" shall mean this Agreement, the Note, the Guaranties, the Negative Pledge, any Hedge Agreement and any other instrument, document or agreement now or hereafter executed, delivered or furnished by the Borrower or any other person evidencing, guaranteeing, securing or in connection with this Agreement or all or any part of the Credit Facilities.

"FINRA" means the Financial Industry Regulatory Authority.

"FOCUS Report" shall mean the Financial and Operational Combined Uniform Single Report required to be filed on a monthly or quarterly basis, as the case may be, with FINRA, or any report that is required in lieu of such report.

"GAAP" shall mean generally accepted accounting principles.

"Gainvest Subsidiaries" shall mean the following Subsidiaries of the Borrower formed before, on or after the Closing Date: Gainvest Asset Management Limited (BVI); Gainvest Uruguay Asset Management S.A. (Uruguay); Gainvest SA Sociedad Gerente de FCI (Argentina); INTL Capital S.A. (Argentina); Compania Inversora Bursatil S.A. Sociedad de Bolsa (Argentina) INTL Gainvest Capital Assessoria Financeira Ltda. (Brazil) and Gletir (Uruguay), soon to be changed to Gainvest Securities Uruguay S.A. (Uruguay).

"Guarantee-exempt Subsidiary" shall have the meaning set forth in Section 5.18.

"Guarantors" shall mean, collectively, the Limited Guarantor and all of the Unlimited Guarantors.

"Guaranties" shall mean, collectively, the Limited Guaranty and the Unlimited Guaranty, as the same may be amended, modified or supplemented from time to time.

"Hazardous Materials" shall mean hazardous wastes, hazardous substances, toxic chemicals and substances, oil and petroleum products and their by-products, radon, asbestos, pollutants or contaminants.

"Hedge Agreement" means any agreement between any of the Borrower and the Lender or any affiliate of the Lender now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross-currency rate swap, currency option, or any similar transaction or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrower's exposure to fluctuations in interest or exchange rates, loan, credit, exchange, security or currency valuations or commodity prices.

"Interest Coverage Ratio" means the ratio of EBITDA to interest expense.

"Interest Payment Date" shall have the meaning set forth in Section 1.2(d).

"Interest Rate Change Date" shall mean the first day of each one month period.

"Letter of Credit" shall mean any letter of credit issued by the Lender for the account of the Borrower under the Revolving Credit Facility.

"Letter of Credit Agreement" means an Application and Agreement for Letter of Credit on the Lender's standard form, as such form may be revised by the Lender in its discretion at any time and from time to time hereafter.

"Letter of Credit Exposure" means at any time the sum of (x) the undrawn amount of all Letters of Credit outstanding at such time, and (y) all Letter of Credit Obligations outstanding at such time.

"Letter of Credit Fees" shall have the meaning set forth in Section 1.2(j) of this Agreement, and shall be equal to the Applicable Margin.

"Letter of Credit Obligations" means, collectively, (i) the amount of each draft drawn under or purporting to be drawn under a Letter of Credit, (ii) the amount of any and all charges, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) which the Lender may charge, pay or incur for drawings under a Letter of Credit, transfers of a Letter of Credit, amendments to and extensions of a Letter of Credit and for the prosecution or defense of any action arising out of or in connection with any Letter of Credit, including, without limitation, any action to enjoin full or partial payment of any draft drawn under or purporting to be drawn under any Letter of Credit, including, but not limited to, Letter of Credit Fees, (iii) interest on all amounts payable under (i) and (ii) above from the date due until paid in full at a per annum rate of interest equal at all times to the Default Rate.

"Lender" shall mean Bank of America, N.A., a national banking association.

"Libor-Based Rate" means a per annum rate of interest equal at all times to the sum of the BBA Libor Daily Floating Rate plus the Applicable Margin. The Libor-Based Rate shall change immediately and contemporaneously with each change in the BBA Libor Daily Floating Rate.

"Limited Guaranty" shall mean the Limited Guaranty of the Limited Guarantor of even date herewith, as the same may be amended, modified or supplemented from time to time.

"Limited Guarantor" shall mean INTL Trading, Inc.

"Loan Party" shall mean any Borrower or any Guarantor.

"London Banking Day" means a day on which banks in London are open for business and dealing in offshore dollars.

"Net Worth" means the gross fair market value of total assets less total liabilities, including but not limited to estimated taxes on asset appreciation and any reserves or offsets against assets, paid-in capital or the Borrower's conversion of any of the Borrower's convertible debt into equity, but excluding the non-current portion of any liabilities subordinated in payment to the Borrower's obligations to the Lender provided, however, that to the extent that any portion of the commodity inventory of the Borrower and its subsidiaries is valued pursuant to GAAP at the end of any period at the lower of cost or market value, then the Net Worth at the end of such period will be increased by the amount of any unrealized gains, after a notional tax charge, which the Borrower or any of its subsidiaries would have recognized if such commodity inventory had been valued at market value in accordance with GAAP.

"Negative Pledge" shall have the meaning set forth in Section 1.4 (e) hereof.

"Note" shall mean the $35,000,000 Fifth Amended and Restated Revolving Loan Note made by the Borrower and payable to the order of the Lender.

"Obligations" shall mean all present and future indebtedness, liabilities and obligations of any kind and nature whatsoever of the Borrower to the Lender both now existing and hereafter arising including, without limitation, obligations arising under, as a result of, on account of, or in connection with, this Agreement and any and all amendments, restatements, supplements and modifications hereof made at any time and from time to time hereafter, the Note, any and all extensions, renewals or replacements thereof, amendments thereto and restatements or modifications thereof made at any time or from time to time hereafter, the Letter of Credit Agreements, or the other Financing Documents, including, without limitation, future advances, principal, interest, indemnities, fees, late charges, Letter of Credit Exposure, enforcement costs and other costs and expenses whether direct, contingent, joint, several, matured or unmatured, and the indebtedness owed under any Hedge Agreement, including, without limitation, any master agreement relating to or governing any or all of the foregoing and any related schedule or confirmation, each as amended from time to time.

"PBGC" shall mean the Pension Benefit Guaranty Corporation or its successor entity.

"Permitted Liens" shall mean liens permitted pursuant to Section 5 of this Agreement.

"Person" shall mean any natural person, individual, company, corporation, partnership, joint venture, unincorporated association, government or political subdivision or agency thereof, or any other entity of whatever nature.

"Personal Property" shall mean all of the Borrower's personal property, both now owned and hereafter acquired.

"Plan" shall mean any pension, employee benefit, multi-employer, profit sharing, savings, stock bonus or other deferred compensation plan.

"Prime Based Rate" shall mean a floating and fluctuating per annum rate of interest equal at all times to the sum of the Prime Rate plus one percent (1%).

"Prime Rate" shall mean the floating and fluctuating per annum rate of interest of the Lender at any time and from time to time established and declared by the Lender in its sole and absolute discretion as its prime rate, and does not necessarily represent the lowest rate of interest charged by the Lender to borrowers.

"Reserve Requirements" means the maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, emergency or other reserves) are required to be maintained under Regulation D of the Federal Reserve Board or otherwise by any statute or regulation applicable to the class of commercial banks which includes the Lender.

"Revolving Credit Account" shall mean the loan account maintained by the Lender with respect to advances, repayments and prepayments of Advances, the accrual and payment of interest on Advances and all other amounts and charges owing to the Lender in connection with Advances.

"Revolving Credit Amount" shall mean the amount of Thirty Five Million Dollars ($35,000,000).

"Revolving Credit Expiration Date" shall mean December 31, 2010, or such later date as to which the Lender shall, in its discretion, agree to extend the Revolving Credit Expiration Date.

"Revolving Credit Exposure" shall mean, at any time, the sum of the aggregate principal amount of outstanding Advances plus the Letter of Credit Exposure.

"Revolving Credit Facility" shall mean the revolving credit facility established pursuant to Section 1.2 hereof in a maximum principal amount at any one time outstanding equal to the Revolving Credit Amount, made available to the Borrower pursuant to this Agreement.

"Subsidiary" means an entity of which the Borrower directly or indirectly own or control securities or other ownership interests representing more than 50% of the ordinary voting power thereof.

"Total Assets" shall mean current and long term assets presented in accordance with GAAP.

"Unlimited Guaranty" shall mean the Continuing and Unconditional Guaranty of the Unlimited Guarantors of even date herewith, as the same may be amended, modified or supplemented from time to time.

"Unlimited Guarantors" shall mean all of the non-Guarantee-Exempt Subsidiaries of the Borrower other than the Limited Guarantor.

"Unused Commitment Fee" shall mean the fee paid by the Borrowers to the Lender pursuant to Section 1.2(n).

"Unused Commitment Fee Percentage" shall mean twenty-five (25) basis points.

1.2. Revolving Credit Facility.

(a) Advances and Letters of Credit. Subject to and upon the provisions of this Agreement and relying upon the representations and warranties herein set forth, the Lender agrees at any time and from time to time to make Advances to the Borrower and issue Letters of Credit for the account of the Borrower from the date hereof until the earlier of the Revolving Credit Expiration Date or the date on which this Revolving Credit Facility is terminated pursuant to Section 7 hereof, in an aggregate principal amount at any time outstanding not to exceed the Revolving Credit Amount.

In no event shall the Lender be obligated to make an Advance hereunder if a Default shall have occurred and be continuing. Unless sooner terminated pursuant to other provisions of this Agreement, this Revolving Credit Facility and the obligation of the Lender to make Advances hereunder shall automatically terminate on the Revolving Credit Expiration Date without further action by, or notice of any kind from, the Lender. Within the limitations set forth herein and subject to the provisions of this Agreement, the Borrower may borrow, repay and reborrow under this Revolving Credit Facility. The fact that there may be no Advances or Letters of Credit outstanding at any particular time shall not affect the continuing validity of this Agreement.

(b) Use of Proceeds of Advances. The proceeds of the Advances shall be used for working capital financing needs.

(c) Liability of Lender. Lender shall in no event be responsible or liable to any person other than Borrower for the disbursement of or failure to disburse the Advances or any part thereof.

(d) Interest on Advances. Except for any period during which an Event of Default shall have occurred and be continuing, the Borrower shall pay interest (calculated on a daily basis) on the unpaid principal balance of the Advances until maturity (whether by acceleration, extension or otherwise) at a per annum rate of interest equal at all times to the Libor-Based Rate in effect from time to time.

After maturity, or during any period in which an Event of Default exists and remains continuing, the unpaid principal balance of the Advances shall bear interest at a rate equal to the Default Rate.

Notwithstanding any other provision of this Agreement, if the Lender determines (which determination shall be conclusive) (i) that any applicable law, rule, or regulation, or any change in the interpretation of any such law, rule, or regulation shall make it unlawful or impossible for the Lender to charge or collect interest at the Libor-Based Rate, or (ii) that quotations of interest rates for the relevant deposits referred to in the definition of the Libor-Based Rate are not being provided in the relevant amounts or for the relevant maturities, then upon notice from the Lender to the Borrower, the entire outstanding principal balance of the Revolving Credit Facility shall bear interest at the Prime-Based Rate.

Until the maturity of the Revolving Credit Facility, all accrued and unpaid interest on all Advances shall be paid monthly on the first day of each month (each, an "Interest Payment Date").

If not sooner paid, the entire outstanding principal balance of the Advances, together with all accrued and unpaid interest thereon, shall be due and payable on the Revolving Credit Expiration Date.

(e) Revolving Credit Note; Revolving Credit Account. The Borrower's obligation to pay the Advances with interest shall be evidenced by the Revolving Credit Note. The Lender will maintain the Revolving Credit Account with respect to advances, repayments and prepayments of Advances, the accrual and payment of interest on Advances and all other amounts and charges owing to the Lender in connection with Advances. Except for demonstrable error, the Revolving Credit Account shall be conclusive as to all amounts owing by the Borrower to the Lender in connection with and on account of Advances.

(f) Voluntary Prepayments; Voluntary Termination. Within the limitations set forth herein and subject to the provisions of this Agreement, the Borrower may prepay any Advance in whole or in part, from time to time without premium or penalty (provided, however, that in the event that the Borrower enter into any Hedge Agreement, any prepayment will be subject to payment of Breakage Costs as set forth therein). Any permitted prepayment need not be accompanied by payment of interest on the amount prepaid except, that any prepayment of Advances which constitutes a final payment of all Advances shall be accompanied by payment of all interest thereon accrued through the date of prepayment.

(g) AutoBorrow. Notwithstanding anything contained herein to the contrary, so long as the Borrower opt to use the Lender's "AutoBorrow" program and has executed and delivered to the Lender an AutoBorrow Service Agreement (which AutoBorrow Service Agreement remains in full force and effect), all Advances to be made hereunder shall be made in accordance with, and all interest accrued on such Advances and all repayments of such Advances shall be payable at the times and in the manner provided for in, the AutoBorrow Service Agreement. To the extent that any of the provisions of Section 1.2(a) through 1.2(f) hereof are inconsistent with provisions of the AutoBorrow Service Agreement, the provisions of the AutoBorrow Service Agreement shall govern. Any Advances made to the Borrower under the AutoBorrow Service Agreement shall nonetheless be deemed to be an Advance hereunder, subject to all other terms hereof.

(h) Terms of Letters of Credit. Each Letter of Credit shall (i) be a commercial Letter of Credit or a standby Letter of Credit, (ii) be opened pursuant to a Letter of Credit Agreement duly executed and delivered to the Lender by the Borrower prior to the issuance of such Letter of Credit, (iii) expire on the later to occur of (a) one year from the date of issuance or (b) the Revolving Credit Expiration Date, (iv) be in an amount not less than $2,500, (v) be issued in the ordinary course of the Borrower's business, and (vi) be issued in accordance with the Lender's then current practices relating to the issuance of letters of credit. All powers, right, remedies and provisions set forth in any Letter of Credit Agreement shall be in addition to those set forth herein. In the event of any conflict between the provisions of this Agreement and the provisions of any Letter of Credit Agreement, the provisions of this Agreement shall prevail and control unless expressly provided otherwise herein or in the Letter of Credit Agreement.

(i) Procedures for Letters of Credit. The Borrower shall give the Lender written notice of its request for a Letter of Credit at least three (3) Business Days prior to the date on which the Letter of Credit is to be opened by delivering to the Lender a duly executed Letter of Credit Agreement in form and content acceptable to the Lender setting forth (i) the face amount of the Letter of Credit, (ii) the name and address of the beneficiary of the Letter of Credit, (iii) whether the Letter of Credit is irrevocable or revocable, (iv) whether the Letter of Credit requested is a standby or commercial Letter of Credit, (v) the date the Letter of Credit is to be opened and the date the Letter of Credit is to expire, (vi) the purpose of the Letter of Credit, (vii) the terms and conditions for any draws under the Letter of Credit, and (viii) such other information as the Lender may reasonably deem to be necessary or desirable.

(j) Letter of Credit Fees. The Borrower shall pay to the Lender a letter of credit fee equal to the greater of (a) the Applicable Margin or (b) $500.00, payable in advance on or before the date of issuance and on each anniversary thereof plus the Lender's then standard fee for the issuance, negotiation, processing and administration of letters of credit of the same type as the Letter of Credit.

(k) Agreement to Pay Letter of Credit Obligations. The Borrower shall pay to the Lender the Letter of Credit Obligations when due; provided, however, that (a) so long as the Borrower has availability under the Revolving Credit Facility, the Lender may, and is hereby authorized to, make Advances to itself to pay when due any or all Letter of Credit Obligations incurred in connection with Letters of Credit. The Lender may maintain on its books a letter of credit account (the "Letter of Credit Account") with respect to the Letter of Credit Obligations paid and payable from time to time hereunder. Except for demonstrable error, the Letter of Credit Account shall be conclusive as to all amounts owing by the Borrower to the Lender in connection with and on account of the Letter of Credit Obligations. From the date due until paid in full, all Letter of Credit Obligations shall bear interest at the Default Rate.

(l) Agreement to Pay Absolute. The obligation of the Borrower to pay Letter of Credit Obligations set forth above shall be absolute and unconditional and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, (ii) the existence of any claim, setoff, defense or other right which any or all of the Borrower may at any time have against the beneficiary under any Letter of Credit or the Lender, (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue provided that payment by the Lender under such Letter of Credit against presentation of such draft shall not have constituted gross negligence or willful misconduct, and (v) any other events or circumstances whatsoever, whether or not similar to any of the foregoing provided that the payment by the Lender under the Letter of Credit shall not have constituted gross negligence or willful misconduct of the Lender.

(m) Unused Commitment Fee. During the period from the date hereof until the earlier of the Revolving Credit Expiration Date or the date on which the Revolving Credit Facility is terminated pursuant to the provisions hereof, the Borrower shall pay to the Lender an availability fee in a per annum amount equal to the Unused Commitment Fee Percentage times the average daily unused portion of the Revolving Credit Amount. Such availability fee shall commence to accrue on the date hereof and shall be due and payable by the Borrower quarterly, in arrears, commencing on December 31, 2009, and, on the last Business Day of each third month thereafter, and on the earlier of the Revolving Credit Expiration Date or on the date on which the Revolving Credit Facility is terminated pursuant to Section 7 hereof.

1.3. Additional Provisions.

(a) Interest Calculation. All interest and fees payable under the provisions of this Agreement or the Note shall be computed on the basis of actual number of days elapsed over a year of 360 days.

(b) Late Charges. If the Borrower fails to make any payment of principal, interest, prepayments, fees or any other amount becoming due pursuant to the provisions of this Agreement or the Note (other than the final principal payment due upon maturity), within fifteen (15) days of the date due and payable, the Borrower shall pay to the Lender a late charge equal to five percent (5%) of the amount of such payment. Such 15-day period shall not be construed in any way to extend the due date of any such payment. Late charges are imposed for the purpose of defraying the Lender's expenses incident to the handling of delinquent payments, and are in addition to, and not in lieu of, the exercise by the Lender of any rights and remedies hereunder or under applicable laws and any fees and expenses of any agents or attorneys which the Lender may employ upon the occurrence of an Event of Default.

(c) Payments. Whenever any payment is to be made by the Borrower under the provisions of this Agreement, the Note or the Letter of Credit Agreements is due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, in the case of any payment which bears interest, such extension of time shall be included in computing interest on such payment. All payments of principal, interest, fees or other amounts to be made by the Borrower under the provisions of this Agreement or the Note shall be paid without set-off or counterclaim to the Lender at the Lender's office at 1101 Wooton Parkway, 4th Floor, Rockville, Maryland 20852, in lawful money of the United States of America in immediately available funds.

(d) Interest On Overdue Amounts. If the principal of or interest on, the Note or any other amount required to be paid to the Lender hereunder or under the Note is not paid within fifteen (15) days after the date when the same becomes due and payable, whether by acceleration or otherwise, the Borrower shall on demand from time to time pay to the Lender interest on such principal, interest or other amount from the date due until the date of payment (after as well as before any judgment) at a rate per annum equal to the Default Rate.

(e) Collateral and Subsidiary Obligations.

(1) In order to secure the full and punctual payment of the Obligations in accordance with the terms thereof, and to secure the performance of this Agreement and the other Financing Documents, each Subsidiary of the Borrower that is not a Guarantee-Exempt Subsidiary shall execute in favor of the Lender the Unlimited Guaranty that obligates it, jointly and severally with each other Subsidiary of the Borrower that is not a Guarantee-Exempt Subsidiary, to guarantee the prompt, punctual and complete repayment of the Obligations. Upon any merger or acquisition by the Borrower of any new Subsidiary that is not a Guarantee-Exempt Subsidiary, such new subsidiary will execute either (i) a joinder agreement or (ii) a continuing and unlimited guaranty (in form and substance identical to the Unlimited Guaranty) that obligates such new Subsidiary to be jointly and severally liable with the other Unlimited Guarantors under the Unlimited Guaranty.

(2) In order to secure the full and punctual payment of the Obligations in accordance with the terms thereof, and to secure the performance of this Agreement and the other Financing Documents, the Borrower agrees that it shall within twenty (20) days of the acquisition thereof, pledge and assign (or shall cause the pledge and assignment) to the Lender, and grant (or cause the grant) to the Lender a continuing lien and security interest in and to 66% of the issued and outstanding Capital Stock of any newly-formed Guarantee-exempt Subsidiaries (or, if the Borrower's ownership interest in such Subsidiary is less than 66%, all Capital Stock of such Foreign Subsidiary), as a supplement to the existing pledges of such Capital Stock presently executed in favor of and in the possession of the Lender. The Lender hereby confirms that the Borrower is not obligated to comply with the provisions of this subsection with respect to its direct or indirect ownership of the Capital Stock of INTL Sieramet in which IAAC owns 55% of the Capital Stock, Agora-X, LLC in which IAAC owns 80% of the Capital Stock, FC Stone, LLC, FCC Investments, Inc., FCC Futures, Inc. and Westown Commodities, LLC. Finally, the Lender agrees that the Borrower shall have until March 30, 2010 to pledge the Capital Stock of FCStone Commodity Services (Europe) Ltd. (Ireland).

(3) The security interests required to be granted pursuant to Subsection 1.3(e)(2) above shall be granted pursuant to such security documentation as is reasonably satisfactory in form and substance to Lender (the "Additional Financing Documents") and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other liens except liens permitted hereunder. The Additional Financing Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the liens, in favor of the Lender, granted pursuant to the Additional Financing Documents and, all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower. At the time of the execution and delivery of Additional Financing Documents, the Borrower shall cause to be delivered to Lender such agreements, opinions of counsel, and other related documents as may be reasonably requested by the Lender to assure it that this Section has been complied with.

(4) Confirmation of Negative Pledge on Personal Property and Real Estate. The Borrower, each Guarantor and each Guarantee-exempt Subsidiary agree to execute concurrently herewith a Joinder, Assumption, Ratification and Confirmation in form and substance satisfactory to the Lender with respect to the Negative Pledge and Covenant Not to Encumber Agreement (the "Negative Pledge") previously executed. Neither FCStone LLC, INTL Trading, Agora X LLC nor INTL Sieramet LLC shall be obligated to join in the Negative Pledge.

(f) Automatic Debit. To ensure timely payment of all interest and other sums due hereunder, the Borrower hereby authorizes and instructs the Lender to either (i) debit, on the due date thereof, the Borrower's demand deposit account no. 003933343983 maintained at the Lender for the amount then due, or (ii) at the Lender's option, cause an Advance to be made sufficient to pay the amount then due.

1.4 The Borrower' Representative. Each of the entities comprising the Borrower hereby represents and warrants to the Lender that each of them will derive benefits, directly and indirectly, from the proceeds of each Advance and Letter of Credit, both in its separate capacity and as a member of the integrated business to which its belongs. For administrative convenience, IAAC is hereby irrevocably appointed by the Borrower as agent for each of the entities comprising the Borrower for the purpose of requesting Advances and Letters of Credit hereunder from the Lender, receiving the proceeds of Advances and disbursing the proceeds of Advances. In its capacity as such agent, IAAC shall have the power and authority through its authorized officer or officers to (i) endorse any check for the proceeds of any Advance for and on behalf the Borrower and in the name of the Borrower, and (ii) instruct the Lender to credit the proceeds of any Advance directly to a banking account of the Borrower. By reason of the foregoing, the Lender is hereby irrevocably authorized by the Borrower to make Advances to the Borrower and issue Letters of Credit for the account of the Borrower pursuant to this Agreement upon the request of any one of the persons who is authorized to do so under the provisions of any applicable corporate resolutions of IAAC. The Lender assumes no responsibility or liability for any errors, mistakes and/or discrepancies in any oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Lender and the Borrower in connection with any Advance, Letter of Credit or other transaction pursuant to the provisions of this Agreement, except for acts of gross negligence and/or willful misconduct.

SECTION 2. Conditions Precedent.

2.1. Initial Advance or Letter of Credit. The Lender shall not be required to make the initial Advance, or issue an initial Letter of Credit hereunder, whichever occurs first, unless the following conditions precedent have been satisfied in a manner reasonably acceptable to the Lender and its counsel:

(a) Borrower's Organizational Documents. The Lender shall have received copies of any amendments to the Borrower's Charter and Bylaws since July 31, 2008.

(b) Guarantors' Resolutions. The Lender shall have received a copy, certified to the Lender as true and correct as of the date hereof by each Guarantor, of the resolutions of such Guarantor authorizing the execution and delivery of the Guaranty signed by it and designating by name and title the officers who are authorized to sign such Guaranty.

(c) Searches. The Lender shall have received the results of a search by an attorney or company satisfactory to the Lender of the Uniform Commercial Code filings with respect to the Borrower in its jurisdiction of organization or in which any Personal Property is or will be located, accompanied by copies of such filings, if any, and evidence satisfactory to the Lender that any security interest or other lien indicated in any such filing has or will be released or is permitted by the Lender;

(d) Opinions. The Lender shall have received the written opinion of counsel to the Loan Parties reasonably satisfactory in form and content to the Lender, opining, among other things, that each of the Loan Parties is duly organized, validly existing and in good standing, that the Financing Documents executed and delivered by each Loan Party has been duly authorized by all requisite corporate action, and that the Financing Documents executed and delivered by the Loan Parties constitute the legal, valid, binding, and enforceable obligations of the Loan Parties, enforceable against the Loan Parties in accordance with the terms thereof, subject to customary exceptions and limitations reasonably acceptable to the Lender.

(e) Financing Documents. The Lender shall have received each of the Financing Documents listed on the Closing Index circulated concurrently herewith, unless a written agreement has been executed allowing its delivery after the Closing Date.

(f) Due Diligence. The Lender shall have received and reviewed such financial information and other due diligence reports as the Lender shall reasonably require.

(g) Additional Documents. The Borrower shall have furnished in form and content acceptable to the Lender any additional documents, agreements, certifications, record searches, insurance policies or opinions which the Lender may reasonably deem necessary or desirable.

2.2 All Advances and Letters of Credit. No Advances, including the initial Advance, shall be made, and no Letter of Credit shall be issued, until compliance to the satisfaction of the Lender with all of the following conditions at the time of and with respect to each Advance or Letter of Credit:

(a) Representations and Warranties. No representation or warranty made in or in connection with this Agreement and the other Financing Documents shall be untrue, incorrect or incomplete in all material respects on and as of the date of any Advance or Letter of Credit as if made on such date; and

(b) Event of Default or Default. No Event of Default or Default shall have occurred and be continuing.

SECTION 3. Representations and Warranties. The Borrower represents and warrants to the Lender that, except as specifically set forth on Schedule 3 attached hereto, the following statements are true, correct and complete as of the date hereof and as of each date any Advance is to be made or any Letter of Credit is to be issued hereunder:

3.1. Authority, Etc. The Borrower is duly organized and in good standing under the laws of Delaware, its state of incorporation, and is qualified to do business in all states where the Borrower does business. The Borrower has the full power and authority to execute, deliver and perform this Agreement and the other Financing Documents to which the Borrower is a party. Neither such execution, delivery and performance, nor compliance by the Borrower with the provisions of this Agreement and of the other Financing Documents to which the Borrower is a party will conflict with or result in a breach or violation of the Borrower's articles of organization, or any judgment, order, regulation, ruling or law to which the Borrower is subject or any contract or agreement to which the Borrower is a party or to which the Borrower's assets and properties is subject, or constitute a default thereunder. The execution, delivery and performance of this Agreement and all other Financing Documents to which the Borrower is a party have been duly authorized and approved by all necessary action by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

3.2. Litigation. Other than as previously described to the Lender in writing, there is no litigation or proceeding pending or, to the knowledge of any representative of the Borrower signing this Agreement on behalf of the Borrower, threatened against or affecting the Borrower which might materially adversely affect the business, financial condition or operations of the Borrower or the ability of the Borrower to perform and comply with this Agreement or the other Financing Documents to which the Borrower is a party.

3.3. No Subsidiaries. Other than the Borrower's interest in (i) the Guarantors, and (ii) the Guarantee-exempt Subsidiaries, the Borrower does not directly or indirectly own or control securities or other ownership interests in any corporation, partnership, association, organization or other business entity representing more than 50% of the ordinary voting power thereof. This information will be updated in writing by the Borrower as of the date of the formation or acquisition of each new Subsidiary.

3.4. Financial Condition. The Borrower has heretofore furnished to the Lender certain financial statements. Such financial statements and all other financial statements and information furnished or to be furnished to the Lender hereunder have been and will be prepared in accordance with generally accepted accounting principles (subject to year-end adjustments and the omission of footnote information) and fairly present the financial condition of the Borrower as of the dates thereof and the results of the Borrower's operations for the periods covered thereby. No material adverse change in the business, financial condition, prospects or operations of the Borrower has occurred since the date of such financial statements. The Borrower does not have any indebtedness or liabilities other than that reflected on such financial statements or expressly permitted by the provisions of this Agreement, and accounts payable incurred in the ordinary course of business since the date of such financial statements. The Borrower is not in default under any obligation for borrowed money.

3.5. Taxes. The Borrower has filed all federal, state and local income, excise, property and other tax returns which are required to be filed and have paid all taxes as shown on such returns or assessments received by the Borrower (including, without limitation, all F.I.C.A. payments and withholding taxes, if appropriate), except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and no claims are being asserted with respect to such taxes or assessments.

3.6. Borrower's Name. The correct legal name of the Borrower is that specified on the signature page of this Agreement. The Borrower has conducted business under its legal name since its date of formation. The Borrower does not do business under any trade or fictitious names.

3.7. Compliance with Laws. To the knowledge of the Borrower, Borrower is not in violation of any applicable federal, state or local law, statute, rule, regulation or ordinance and has not received any notice of, and is not the subject of, any investigation or complaint alleging that the Borrower or any other property owned, leased, operated or used by the Borrower is in violation of any such law, statute, rule, regulation or ordinance, including, without limitation, Environmental Laws other than violations that will not have a material adverse effect on the business, operations or financial condition of the Borrower.

3.8. Federal Reserve Board Regulations. No part of the proceeds of the Advances will be used for any purpose which entails a violation of Regulations U, T or X of the Board of Governors of the Federal Reserve System of the United States (the "Board").

3.9. ERISA. No Plan maintained by the Borrower or any trade or business group with which the Borrower is affiliated subject to the requirements of ERISA has been terminated, no lien exists against the Borrower in favor of the PBGC, and no "reportable event" (as such term is defined in ERISA) has occurred with respect to any such Plan. The Borrower has not incurred any "accumulated funding deficiency" within the meaning of ERISA or any liability to the PBGC in connection with any Plan. Borrower does not have any withdrawal or other liability (absolute, contingent or otherwise) with respect to any multi-employer plan as defined by Section 3(37) of ERISA. The Borrower has complied with in all material respects all provisions of ERISA and with all provisions of any Plan sponsored, maintained by, or contributed to, by the Borrower.

3.10. Licenses, etc. The Borrower has obtained and now hold all material licenses, permits, franchises, patents, trademarks, copyrights and trade names which are necessary to the conduct of the business of the Borrower as now conducted free of any conflict with the rights of any other person.

3.11. Labor Matters. Except as disclosed in writing to the Lender, the Borrower is not subject to any collective bargaining agreements or any agreements, contracts, decrees or orders requiring the Borrower to recognize, deal with or employ any persons organized as a collective bargaining unit or other form of organized labor. There are no strikes or other material labor disputes pending or, to the knowledge of the Borrower, threatened against the Borrower. The Borrower has complied in all material respects with the Fair Labor Standards Act.

3.12. Accuracy of Information. To the knowledge of the Borrower, no information, exhibit, report, statement, certificate or document furnished by the Borrower to the Lender in connection with this Agreement or the other Financing Documents or the negotiation thereof contains any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained herein or therein not misleading.

SECTION 4. Affirmative Covenants. The Borrower covenants and agrees with the Lender that so long as any of the Obligations (or commitments therefor) shall be outstanding:

4.1. Payment of Obligations. The Borrower shall punctually pay the principal of and interest on the Advances and the other Obligations, at the times and places, in the manner and in accordance with the terms of this Agreement, the Note and the other Financing Documents.

4.2. Financial Statements and Other Reports. Unless specifically indicated to the contrary, each of the entities comprising the Borrower will be required to maintain at all times a system of accounting established and administered in accordance with sound business practices, and will deliver, or cause to be delivered, to the Lender (in form and substance satisfactory to the Lender in all respects):

(a) Annual Financial Statements. Within one hundred twenty (120) days of the end of each fiscal year of the Borrower, the annual consolidated and consolidating (if applicable) financial statement of the Borrower (including statements of financial condition, income, profits and loss, cash flows and changes in members' equity) audited by independent certified public accountants reasonably satisfactory to the Lender, prepared in accordance with GAAP;

(b) Quarterly Financial Statements. Within forty-five (45) days after the end of each calendar quarter ending in December, March and June, the consolidated and consolidating balance sheets and income statements of the Borrower prepared by an authorized financial officer of the Borrower and showing the financial condition (including statements of financial condition, income, profits and loss, cash flows and changes in members' equity) of the Borrower as of the end of such quarter and the results of operations of the Borrower from the beginning of the current calendar year of the Borrower to the end of such quarter, prepared in accordance with GAAP;

(c) ERISA Reports. Promptly after filing, a copy of each annual report filed in respect of any Plan subject to ERISA.

(d) Monthly FOCUS Reports. Within two (2) days after its filing with FINRA, the monthly FOCUS report for the Limited Guarantor, if not sooner provided directly to the Lender by the Limited Guarantor.

(e) Other Information. Promptly upon request of the Lender such other information, reports or documents respecting the business, properties, operation or financial condition of the Borrower as the Lender may at any time and from time to time reasonably request.

(f) Compliance Certificates. Within forty-five (45) days after the end of each calendar quarter, Concurrent with the delivery of the financial statements described in Sections (a) and (b) above, a written certification, signed by an authorized financial officer of the Borrower, to the effect that such officer has no knowledge of the existence of any Defaults under the Financing Documents or if such officer has knowledge of the existence of an Event of Default, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto. Such written certification shall include the calculations made by the Borrower to determine compliance by the Borrower with each of the financial covenants set forth herein as of the date of the financial statements delivered therewith.

4.3. Conduct of Business and Maintenance of Existence. The Borrower shall continue to engage in business of the same general type as now being conducted by the Borrower, and do and cause to be done all things necessary to maintain and keep in full force and effect its corporate or limited liability company existence (as applicable) in good standing in each jurisdiction in which it conducts business.

    Compliance with Laws.

(a) The Borrower shall comply in all material respects with all laws, statutes, ordinances, orders, rules or regulations applicable to the Borrower or to any other property owned, leased, operated or used by the Borrower, including, without limitation, Environmental Laws.

(b) The Borrower will not use, locate, install, spill, treat, release or store Hazardous Materials on, under or from any property owned, leased, operated or used by the Borrower unless such Hazardous Materials are handled in a manner not prohibited by applicable Environmental Laws and are handled in a manner and in such quantities that would not constitute a hazard to the environment or human health and safety or subject the Borrower to any prosecution or material liability in connection therewith. The Borrower will dispose of all Hazardous Materials only at facilities and/or with carriers that maintain governmental permits under applicable Environmental Laws. The Borrower shall promptly, at the cost and expense of the Borrower, take all action necessary or required by Environmental Laws to remedy or correct any violation of Environmental Laws by the Borrower, or by any other property owned, leased, used or operated by the Borrower.

4.5. Payment of Liabilities and Taxes. The Borrower shall pay, when due, all of its indebtedness and liabilities, and pay and discharge promptly all taxes, assessments and governmental charges and levies (including, without limitation, F.I.C.A. payments and withholding taxes) upon the Borrower or upon the Borrower's income, profits or property, except to the extent the amount or validity thereof is contested in good faith by appropriate proceedings so long as adequate reserves have been set aside therefor.

4.6. Contractual Obligations. The Borrower shall comply with any agreement or undertaking to which the Borrower is a party and maintain in full force and effect all contracts and leases to which the Borrower is or become a party unless the failure to do so would not have a material adverse effect on the business, operation, properties or financial condition of the Borrower.

4.7. Insurance. The Borrower shall maintain with financially sound, well rated and reputable insurance companies insurance in such amounts and covering such risks as is consistent with sound business practice, and in any event as is ordinarily and customarily carried by companies similarly situated and in the same or similar businesses as the Borrower. The Borrower will pay, when due, all premiums on such insurance and will furnish to the Lender, upon request, evidence of payment of such premiums and other information as to the insurance carried by the Borrower. Such insurance shall include, as applicable and without limitation, (a) comprehensive fire and extended coverage insurance on the physical assets and properties of the Borrower against such risks, with such loss deductible amounts and in such amounts not less than those which may be satisfactory to the Lender but in all events conforming to prudent business practices and in such minimum amounts that the Borrower will not be deemed a co-insurer under applicable insurance laws, regulations, policies and practices, and (b) public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower, and (c) worker's compensation insurance (as applicable).

4.8. Inspection. The Borrower shall permit the Lender, by its representatives and agents, to inspect any of the properties, books and financial records of the Borrower, to examine and make copies of the books of accounts and other financial records of the Borrower, and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, the Borrower (or its representatives) at such reasonable times and intervals as the Lender may designate.

4.9. Notice. Promptly give written notice to the Lender of (a) the occurrence of any Default or Event of Default or any event, development or circumstance which might materially adversely effect the business, operations, properties or financial condition of the Borrower, (b) any litigation instituted or threatened against the Borrower or any judgment against the Borrower where claims against the Borrower exceed $50,000 and are not covered in full by insurance, and (c) the occurrence of any "reportable event" within the meaning of ERISA or any assertion of liability of the Borrower by the PBGC.

SECTION 5. Financial and Negative Covenants. The Borrower covenants and agrees with the Lender that so long as any of the Obligations (or commitments therefor) shall be outstanding:

5.1. Minimum Net Worth. IAAC shall maintain (on a consolidated basis including the Guarantee-exempt Subsidiaries) minimum Net Worth of at least One Hundred Seventy-Eight Million Five Hundred Thousand Dollars ($178,500,000), provided, however, that such figure shall permanently increase (on a dollar-for-dollar basis) upon any increase in Net Worth by virtue of paid-in capital or IAAC's conversion of any of IAAC's convertible debt into equity, plus an amount equal to fifty percent (50%) of each quarterly increase in positive net income plus fifty percent (50%) of the proceeds of any equity issuance by IAAC.

5.2 Interest Coverage Ratio. IAAC shall maintain (on a consolidated basis with all of its Subsidiaries, including the Guarantee-exempt Subsidiaries) an Interest Coverage Ratio of at least 1.75 to 1.0, except to the extent that the Lender waives such covenant in writing as a result of a particular non-recurring item.

5.3 Minimum Cumulative EBITDA. IAAC shall maintain (on a consolidated basis with all of its Subsidiaries, including the Guarantee-exempt Subsidiaries) minimum EBITDA of not less than the following cumulative year to date (i.e. measured from September 30, 2009 on a cumulative basis) amounts as of the following calendar quarter ends:

Calendar Quarter Ended Minimum cumulative EBITDA

December 31, 2009 $9,000,000

March 31, 2010 $19,800,000

June 30, 2010 $31,500,000

September 30, 2010 $45,000,000

5.4 Minimum Net Worth Attributable to Domestic Loan Parties Only. IAAC shall maintain consolidated Net Worth attributable to the Domestic Loan Parties only (i.e., excluding consolidated Net Worth attributable to the Guarantee-exempt Subsidiaries) of not less than One Hundred Fifty-Two Million Dollars ($152,000,000) provided, however, that such figure shall permanently increase (on a dollar-for-dollar basis) upon any increase in Net Worth by virtue of paid-in capital or IAAC's conversion of any of IAAC's convertible debt into equity, plus an amount equal to fifty percent (50%) of each quarterly increase in positive net income plus fifty percent (50%) of the proceeds of any equity issuance by IAAC.

5.5 Restricted Payments. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, make any loan, advance or payment, direct or indirect, of any kind, to the Limited Guarantor or to any officer or director of the Limited Guarantor, exclusive of (i) reasonable compensation paid to officers or directors of the Borrower who are also officers and directors of the Limited Guarantor (ii) payments to the Limited Guarantor by the Borrower in the ordinary course of business to cover salaries, bonuses, expenses, and taxes of the Limited Guarantor, provided, however, that no balances arising from such ordinary course of business transactions shall remain unpaid for longer than sixty (60) days and (iii) payments made to (or investments made in) the Limited Guarantor done with the prior written approval of the Lender.

5.7. Indebtedness. Other than in the ordinary course of the Borrower's businesses, including without limitation its trading and market making businesses, and those lines of business acquired or developed by the Borrower through merger, acquisition or otherwise (provided that such acquisitions otherwise comply with the terms and conditions of this Agreement) the Borrower shall not create, incur, assume or permit to exist any indebtedness (including Capital Leases) except (a) indebtedness to the Lender, (b) other indebtedness or lines of credit existing on the date hereof or expressly permitted by the provisions hereof or the Negative Pledge, (c) indebtedness incurred by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (d) indebtedness incurred in the ordinary course of business which is unsecured and consists of open accounts extended by suppliers on normal trade terms in connection with the purchase of goods and services, (e) Capital Leases providing for payments not in excess of $100,000 per annum, (f) indebtedness, congruent with the Borrower's businesses, secured by transaction-specific collateral, provided the Lender is provided with prior written notice of the same, (g) specifically excluding the Limited Guarantor, inter-Borrower (and inter-Subsidiary) indebtedness except as specifically permitted by this Agreement, and (h) debt fully and unconditionally subordinated to the Obligations upon terms and conditions satisfactory to the Lender, unless otherwise agreed to in writing by the Lender.

5.8. Liens. Other than in the ordinary course of the Borrower's businesses, including without limitation its trading and market making businesses, and those lines of business acquired or developed by the Borrower through merger, acquisition or otherwise (provided that such acquisitions otherwise comply with the terms and conditions of this Agreement), the Borrower shall not create, incur, assume or permit to exist any lien, security interest or encumbrance of any nature whatsoever on the Borrower's property or assets, both now owned and hereafter acquired, except for (a) any lien or security interest hereafter securing all or any part of the Obligations, (b) any lien, security interest or encumbrance existing on the date hereof which was immediately prior hereto disclosed to, and approved by, the Lender in writing (including those created to secure the obligations of INTL Global Currencies to the Lender), (c) any lien, security interest or other encumbrance subsequently approved by the Lender in writing after the date hereof, (d) liens for taxes not delinquent or for taxes being diligently contested by Borrower in good faith and for which adequate reserves are maintained, (e) mechanic's, artisan's, materialmen's or other similar liens arising in the ordinary course of business, and (f) any deposit of funds made in the ordinary course of business to secure obligations of the Borrower under workers compensation laws or similar laws or to secure public or statutory obligations in connection with bids, tenders, contracts, leases, or subleases. Any lien, security interest or encumbrance permitted by this subsection is called a "Permitted Lien."

5.9. Loans and Investments. Except as restricted pursuant to Section 5.6 herein, other than in the ordinary course of the Borrower's businesses, including without limitation its trading and market making businesses, and those lines of business acquired or developed by the Borrower through merger, acquisition or otherwise (provided that such acquisitions otherwise comply with the terms and conditions of this Agreement), the Borrower shall not make or permit to remain outstanding any loan or advance to, provide any guaranty for, or make or own any investment in, any person in excess of $100,000, unless otherwise agreed to in writing by the Lender.

5.10. Mergers, Acquisitions, Etc. Except as agreed to in advance, in writing by the Lender, the Borrower shall not enter into any merger or consolidation or acquire or purchase all or substantially all of the assets, properties or stock or ownership interests of any other person having a transactional value in excess of $2,500,000 without the prior written consent of the Lender, except that the Borrower may form or acquire subsidiaries if such subsidiaries become jointly and severally liable hereunder, all upon terms and conditions satisfactory to the Lender.

5.11 Sale of Assets and Liquidation. Other than in the ordinary course of its businesses, the Borrower shall not sell, lease or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, assets or properties, or take any action to liquidate, dissolve or wind up the Borrower or its business.

5.12. Change of Business. The Borrower shall not enter into any business other than the financial services business without the consent of the Lender.

5.13. Change of Name, Location, Etc. The Borrower shall not (a) change its legal name, identity, structure or jurisdiction of organization, (b) change the location of its chief executive office or its chief place of business, (c) change the location where it keeps its records, or (d) open a new place of business, unless the Borrower shall have given the Lender prior written notice thereof.

5.14. Fiscal year. The Borrower shall not change its fiscal year.

5.15. Affiliates. The Borrower shall not enter into or participate in any transaction with an affiliate except on terms and at rates no more favorable than those which would have prevailed in an arm's length transaction between unrelated third parties.

5.16. ERISA. The Borrower shall not engage in any "prohibited transaction" (as such term is defined by ERISA), incur any "accumulated funding deficiency" (as such term is defined by ERISA) whether or not waived, or terminate any Plan in a manner which could result in the imposition of a lien on any property of the Borrower pursuant to the provisions of ERISA.

5.17. Sale and Leaseback. Enter into any arrangement whereby a Borrower sells or transfers all or a substantial part of its fixed assets then owned by it and thereupon, or within one (1) year thereafter, rents or leases the assets so sold or transferred from the purchaser or transferee (or their respective successors and assigns).

5.18 Obligations of Subsidiaries. The Borrower will cause each of its Subsidiaries, whether owned as of the Closing Date or thereafter organized or created, to guarantee the payment and performance of the Obligations pursuant to the Unlimited Guaranty (or a joinder agreement executed in connection therewith, at the option of the Lender) unless (i) such Subsidiaries are forbidden by operation of law to execute such a Guaranty or (ii) the effect of such Subsidiaries executing such a Guaranty would result in material adverse tax consequences and such prohibition or material adverse tax consequences have been documented in a writing (such as an opinion of counsel or other documentation) satisfactory in form and content to the Lender in the Lender's discretion, for each Subsidiary seeking such exemption unless such requirement is waived in writing by the Lender (each, a "Guarantee-exempt Subsidiary"); provided, however, that notwithstanding anything to the contrary in the foregoing, all of the Borrower's foreign Subsidiaries as of the Closing Date, the Gainvest Subsidiaries, the FC Stone Foreign Subsidiaries and each of FCC Investments, Inc., FCStone, LLC, FCC Futures, Inc., Westown Commodities, LLC, Agora-X, LLC, INTL Sieramet, LLC and FCStone Merchant Services, Inc. shall all be deemed a "Guarantee-exempt Subsidiary" for all purposes under this Agreement. Finally, the Limited Guaranty previously executed by the Limited Guarantor complies with the requirements of this Section 5.18.

5.19. Pledge of Capital Stock in Guarantee-exempt Subsidiaries/Confirmation of Negative Pledge. With respect to the creation or acquisition of any Subsidiary of the Borrower after the Closing Date that becomes a Guarantee-exempt Subsidiary, the Borrower shall, with respect to Capital Stock in any Guarantee-exempt Subsidiary held by it, grant or cause to be granted to the Lender by appropriate Pledge and Security Agreement, a perfected, first priority security interest in sixty six percent (66%) of the voting Capital Stock of such Subsidiary (or, if the Borrower's ownership interest in such Subsidiary is less than 66%, all Capital Stock of such Guarantee-exempt Subsidiary) and shall deliver all certificated Capital Stock so pledged to the Lender. Each Guarantee-exempt Subsidiary shall, contemporaneously herewith, execute in favor of the Lender a Joinder and Confirmation Agreement with respect to the Negative Pledge in form and substance satisfactory to the Lender.

SECTION 6. Events of Default. The occurrence of any one or more of the following events shall constitute a default under the provisions of this Agreement, and the term "Event of Default" shall mean, whenever it is used in this Agreement, any one or more of the following events (and the term "Default" as used herein means one or more of the following events, whether or not any requirement for the giving of notice, the lapse of time, or both has been satisfied):

6.1. Payment of Obligations. The failure of the Borrower to pay any of the Obligations as and when the same becomes due and payable in accordance with the provisions of this Agreement, the Note and/or any of the other Financing Documents, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof;

6.2. Perform, etc. Certain Provisions of this Agreement. The failure of the Borrower to perform, observe or comply with any of the provisions of Section 5 of this Agreement;

6.3. Perform, etc. Other Provisions of This Agreement. The failure of the Borrower to perform, observe or comply with any of the provisions of this Agreement other than those covered by Sections 6.1 and 6.2 above, and such failure is not cured to the satisfaction of the Lender within a period of thirty (30) days after the date of written notice thereof by the Lender to the Borrower, unless such failure is capable of being cured and Borrower is diligently pursuing such a cure;

6.4. Representations and Warranties. If any representation and warranty contained herein or any statement or representation made in any certificate or any other written information at any time given by or on behalf of any Loan Party or furnished in connection with this Agreement or any of the other Financing Documents shall prove to be false, incorrect or misleading in any material respect on the date as of which made, and any such representation or warranty which, in the reasonable opinion of the Lender, is capable of being cured is not cured to the satisfaction of the Lender within thirty (30) days after the date of written notice thereof by the Lender to the Borrower;

6.5. Default under Other Financing Documents. The occurrence of a default (as defined and described therein) under the provisions of the Note or any of the other Financing Documents (including, without limitation, the Negative Pledge) which is not cured within applicable cure periods, if any;

6.6. Liquidation, Termination, Dissolution, etc. If any Loan Party shall liquidate, dissolve or terminate its existence (other than the liquidation or dissolution of any Guarantor if the net assets of such Guarantor are transferred to the Borrower or another Guarantor);

6.7. Default under Other Indebtedness. If any Loan Party shall default in any payment of (a) any indebtedness owing to the Lender, or (b) an indebtedness in excess of $50,000 owing to any other party beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created, or default in the observance or performance of any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur the effect of which default or other event is to cause or to permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice, if required, such indebtedness to become due prior to its stated maturity;

6.8. Attachment. The issuance of any attachment or garnishment against property or credits of any Loan Party for an amount in excess, singly or in the aggregate, of $50,000, which shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days after the issuance thereof;

6.9. Judgments. One or more judgments or decrees shall be entered against any Loan Party involving in the aggregate a liability in excess of $50,000, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days after the entry thereof;

6.10. Inability to Pay Debts, etc. If any Loan Party shall admit its inability to pay its debts as they mature or shall make any assignment for the benefit of any of its creditors;

6.11. Bankruptcy. If proceedings in bankruptcy, or for reorganization of any Loan Party, or for the readjustment of any of the Borrower's debts, under the United States Bankruptcy Code (as amended) or any part thereof, or under any other applicable laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by any Loan Party and, except with respect to any such proceedings instituted by any Loan Party, shall not be discharged within forty-five (45) days of their commencement;

6.12. Receiver, etc. A receiver or trustee shall be appointed for any Loan Party or for any substantial part of any Loan Party' assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of any Loan Party and, except with respect to any such appointments requested or instituted by any Loan Party, such receiver or trustee shall not be discharged within forty-five (45) days of his or her appointment, and, except with respect to any such proceedings instituted by any Loan Party, such proceedings shall not be discharged within forty-five (45) days of their commencement;

6.13. Change in Ownership or Control. The majority ownership or voting control of any Loan Party are directly or indirectly sold, assigned, transferred, encumbered or otherwise conveyed (other than a conveyance to another Loan Party) without the prior written consent of the Lender, which consent shall not be unreasonably withheld;

6.14. Financial Condition. The occurrence of any change in the consolidated financial condition of the Loan Parties which in the good faith judgment of the Lender is materially adverse, and any such change is not cured to the reasonable satisfaction of the Lender within thirty (30) days after the date of written notice thereof by the Lender to the Borrower; and

6.15 Default Under Guaranties. The occurrence of any default under the Guaranties.

SECTION 7. Rights and Remedies.

7.1. Rights and Remedies. If any Event of Default shall occur and be continuing, the Lender may (i) declare the Credit Facilities hereunder and any obligation or commitment of the Lender hereunder to make Advances to or issue Letters of Credit for the account of the Borrower to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the unpaid principal amount of the Note, together with accrued and unpaid interest thereon, and all other Obligations then outstanding to be immediately due and payable, whereupon the same shall become and be forthwith due and payable by the Borrower to the Lender, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Borrower; provided that in the case of any Event of Default referred to in Sections 6.11 or 6.12 above, the Credit Facilities hereunder and any obligation or commitment of the Lender hereunder to make Advances to, or issue Letters of Credit for the account of, the Borrower shall immediately and automatically terminate and the unpaid principal amount of the Note, together with accrued and unpaid interest thereon, and all other Obligations then outstanding shall be automatically and immediately due and payable by the Borrower to the Lender without notice, presentment, demand, protest or other action of any kind, all of which are expressly waived by the Borrower.

Upon the occurrence and during the continuation of any Event of Default, then in each and every case, the Lender shall be entitled to exercise in any jurisdiction in which enforcement thereof is sought, the rights and remedies available to the Lender under the other provisions of this Agreement and the other Financing Documents.

7.2. Default Rate. Notwithstanding the entry of any decree, order, judgment or other judicial action, upon the occurrence of an Event of Default hereunder, the unpaid principal amount of the Note and all other monetary Obligations outstanding or becoming outstanding while such Event of Default exists shall bear interest from the date of such Event of Default until such Event of Default has been cured to the satisfaction of the Lender, at a floating and fluctuating per annum rate of interest equal at all times to the Default Rate, irrespective of whether or not as a result thereof, the Note or any of the Obligations has been declared due and payable or the maturity thereof accelerated. The Borrower shall on demand from time to time pay such interest to the Lender and the same shall be a part of the Obligations hereunder.

7.3. Liens, Set-Off. As security for the payment of the Obligations and the performance of the Financing Documents, the Borrower hereby grant to the Lender a continuing security interest and lien on, in and upon all indebtedness owing to, and all deposits (general or special), credits, balances, monies, securities and other property of, the Borrower and all proceeds thereof, both now and hereafter held or received by, in transit to, or due by, the Lender. In addition to, and without limitation of, any rights of the Lender under applicable laws, if the Borrower becomes insolvent, however evidenced, or any Event of Default occurs, the Lender may at any time and from time to time thereafter, without notice to the Borrower, set-off, hold, segregate, appropriate and apply at any time and from time to time thereafter all such indebtedness, deposits, credits, balances (whether provisional or final and whether or not collected or available), monies, securities and other property toward the payment of all or any part of the Obligations in such order and manner as the Lender in its sole discretion may determine and whether or not the Obligations or any part thereof shall then be due or demand for payment thereof made by the Lender.

7.4. Enforcement Costs. The Borrower agrees to pay to the Lender on demand (a) all Enforcement Costs paid, incurred or advanced by or on behalf of the Lender including, without limitation, reasonable attorneys' fees, costs and expenses, and (b) interest on such Enforcement Costs from the date payment for the same is demanded until paid in full at a per annum rate of interest equal at all times to the Default Rate. All Enforcement Costs, with interest as above provided, shall be a part of the Obligations hereunder.

7.5 Application of Proceeds. Following any Event of Default, any proceeds of the collection of the Obligations will be applied by the Lender to the payment of Enforcement Costs, and any balance of such proceeds (if any) will be applied by the Lender to the payment of the remaining Obligations (whether then due or not), at such time or times and in such order and manner of application as the Lender may from time to time in its sole discretion determine.

7.6. Remedies, etc. Cumulative. Each right, power and remedy of the Lender as provided for in this Agreement or in the other Financing Documents or now or hereafter existing under applicable laws or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or in the other Financing Documents or now or hereafter existing under applicable laws or otherwise, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers or remedies.

7.7. No Waiver, Etc. No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach, or preclude the Lender from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Agreement or under any of the other Financing Documents, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare an Event of Default for failure to effect such prompt payment of any such other amount. The payment by the Borrower or any other person and the acceptance by the Lender of any amount due and payable under the provisions of this Agreement or the other Financing Documents at any time during which an Event of Default exists shall not in any way or manner be construed as a waiver of such Event of Default by the Lender or preclude the Lender from exercising any right of power or remedy consequent upon such Event of Default.

7.8. Liquidation of Limited Guarantor. If any Event of Default shall occur and be continuing, the Borrower shall, immediately upon the dispatch of written notice to it from the Lender, liquidate the Limited Guarantor, by either selling all of the Capital Stock of the Limited Guarantor or liquidating all of the assets of the Limited Guarantor (after complying with applicable regulations), and promptly (in no event later than five (5) business days of receipt of same by the Borrower) remit all of the net proceeds thereof to the Lender for application against the Obligations as a permanent dollar-for-dollar reduction in the Revolving Credit Amount. The Borrower hereby authorizes and warrants that upon its failure to commence such liquidation, the Lender shall immediately thereafter be entitled to specific performance of this provision, which is a material inducement to the Lender's commitment to lend as set forth herein.

7.9 Arbitration.

(a) This paragraph concerns the resolution of any controversies or claims between the parties, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this Agreement (including any renewals, extensions or modifications); or (ii) any document related to this Agreement (collectively a "Claim"). For the purposes of this arbitration provision only, the term "parties" shall include any parent corporation, subsidiary or affiliate of the Lender involved in the servicing, management or administration of any obligation described or evidenced by this Agreement.

(b) At the request of any party to this Agreement, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the "Act"). The Act will apply even though this Agreement provides that it is governed by the law of a specified state. The arbitration will take place on an individual basis without resort to any form of class action.

(c) Arbitration proceedings will be determined in accordance with the Act, the then-current rules and procedures for the arbitration of financial services disputes of the American Arbitration Association or any successor thereof ("AAA"), and the terms of this paragraph. In the event of any inconsistency, the terms of this paragraph shall control. If AAA is unwilling or unable to (i) serve as the provider of arbitration or (ii) enforce any provision of this arbitration clause, any party to this agreement may substitute another arbitration organization with similar procedures to serve as the provider of arbitration.

(d) The arbitration shall be administered by AAA and conducted in Washington, D.C.. All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million Dollars ($5,000,000), upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed, judgment entered and enforced.

(e) The arbitrator(s) will give effect to statutes of limitation in determining any Claim and may dismiss the arbitration on the basis that the Claim is barred. For purposes of the application of the statute of limitations, the service on AAA under applicable AAA rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award reasonable legal fees pursuant to the terms of this Agreement.

(f) This paragraph does not limit the right of any party to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, specific performance, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

(g) The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitration.

(h) By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim. Furthermore, without intending in any way to limit this agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim. This provision is a material inducement for the parties entering into this Agreement.

SECTION 8. Miscellaneous.

8.1. Course of Dealing; Amendment. No course of dealing between the Lender and the Borrower shall be effective to amend, modify or change any provision of this Agreement or the other Financing Documents. The Lender shall have the right at all times to enforce the provisions of this Agreement and the other Financing Documents in strict accordance with the provisions hereof and thereof, notwithstanding any conduct or custom on the part of the Lender in refraining from so doing at any time or times. The failure of the Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or the other Financing Documents or as having in any way or manner modified or waived the same. This Agreement and the other Financing Documents to which the Borrower is a party may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Lender and the Borrower.

8.2. Waiver of Default. The Lender may, at any time and from time to time, execute and deliver to the Borrower a written instrument waiving, on such terms and conditions as the Lender may specify in such written instrument, any of the requirements of this Agreement or of the other Financing Documents or any Event of Default or Default and its consequences, provided, that any such waiver shall be for such period and subject to such conditions as shall be specified in any such instrument. In the case of any such waiver, the Borrower and the Lender shall be restored to their former positions prior to such Event of Default or Default and shall have the same rights as they had hereunder. No such waiver shall extend to any subsequent or other Event of Default or Default, or impair any right consequent thereto and shall be effective only in the specific instance and for the specific purpose for which given.

8.3. Notices. All notices, requests and demands to or upon the parties to this Agreement shall be deemed to have been given or made when delivered by hand, or when received after being deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, one day after being sent by reputable overnight delivery service, or, in the case of notice by telegraph, telex or facsimile transmission, when properly transmitted, addressed as follows or to such other address as may be hereafter designated in writing by one party to the other:

If to any Loan Party:

International Assets Holding Corporation

220 E. Central Parkway, Suite 2060

Attention: Brian Sephton, Chief Legal Officer

Altamonte Springs, Florida 32701

Telephone Number: (407) 741-5309

With a copy to:

International Assets Holding Corporation

708 Third Avenue

New York, NY 10017

Attention: Scott Branch

Telephone: (212) 485-3511

Facsimile No. (212) 485-3505

Lender: Bank of America, N.A.

1101 Wooton Parkway

Rockville, Maryland 20852

Attention: Michael Brannan

Michael.brannan@bankofamerica.com

With a copy to:

Ober, Kaler Grimes & Shriver,

A Professional Corporation

1401 H Street, N.W.

Washington, D.C. 20005

Attention: Nikolaus F. Schandlbauer, Esquire

Telephone No.: 202-326-5016

Telecopy No.: 202-408-0640

except in cases where it is expressly herein provided that such notice, request or demand is not effective until received by the party to whom it is addressed.

8.4. Right to Perform. If the Borrower shall fail to make any payment or to otherwise perform, observe or comply with the provisions of this Agreement or any of the other Financing Documents, then and in each such case, the Lender may (but shall be under no obligation whatsoever to) without notice to or demand upon the Borrower remedy any such failure by advancing funds or taking such action as it deems appropriate for the account and at the expense of the Borrower. The advance of any such funds or the taking of any such action by the Lender shall not be deemed or construed to cure an Event of Default or waive performance by the Borrower of any provisions of this Agreement. The Borrower shall pay to the Lender on demand, together with interest thereon from the date of such demand until paid in full at a per annum rate of interest equal at all times to the Default Rate, any such funds so advanced by the Lender and any costs and expenses advanced or incurred by or on behalf of the Lender in taking any such action, all of which shall be a part of the Obligations hereunder.

8.5. Costs and Expenses. The Borrower agrees to pay to the Lender on demand all such reasonable fees, recordation and other taxes, costs and expenses of whatever kind and nature, including reasonable attorney's fees and disbursements, which the Lender may incur or which are payable in connection with the closing and the administration of the Credit Facilities, including, without limitation, the preparation of this Agreement and the other Financing Documents, the recording or filing of any and all of the Financing Documents and obtaining lien searches. All such fees, costs, recordation and other taxes shall be a part of the Obligations hereunder.

8.6. Consent to Jurisdiction. If for any reason the arbitration provisions of this Agreement are not given effect, the Borrower irrevocably (a) consents and submits to the jurisdiction and venue of any state or federal court sitting in the Commonwealth of Virginia over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents, (b) waives, to the fullest extent permitted by law, any objection that the Borrower may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and (c) consents to the service of process in any such suit, action or proceeding in any such court by the mailing of copies of such process to the Borrower by certified or registered mail at the Borrower's address set forth herein for the purpose of giving notice.

8.7. WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THE CREDIT FACILITIES, THIS AGREEMENT OR ANY OF THE OTHER FINANCING DOCUMENTS IN FAVOR OF THE ARBITRATION CLAUSE SET FORTH HEREIN.

8.8. Certain Definitional Provisions. All terms defined in this Agreement shall have such defined meanings when used in any of the other Financing Documents. Accounting terms used in this Agreement shall have the respective meanings given to them under generally accepted accounting principles in effect from time to time in the United States of America. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. As used herein, the singular number shall include the plural, the plural, the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Unless otherwise defined herein, all terms used herein which are defined by the Uniform Commercial Code shall have the same meanings as assigned to them by the Uniform Commercial Code unless and to the extent varied by this Agreement.

8.9. Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any of the other provisions of this Agreement which shall remain effective.

8.10. Survival. All representations, warranties and covenants contained among the provisions of this Agreement shall survive the execution and delivery of this Agreement and all other Financing Documents.

8.11. Binding Effect. This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective personal representatives, successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

8.12. Applicable Law and Time of Essence. This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the Commonwealth of Virginia, both in interpretation and performance. Time is of the essence in connection with all obligations of the Borrower hereunder and under any of the other Financing Documents.

8.13. Duplicate Originals and Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

8.14. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only, shall not constitute a part of this Agreement for any other purpose and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

8.15 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Financing Document), the Borrower acknowledges and agrees that: (i) (A) the services evidenced by this Agreement provided by Lender are arm's-length commercial transactions between the Borrower and Lender, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Financing Documents; (ii) (A) Lender is and has been acting solely as a principal and, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for Borrower or any other Person and (B) Lender does not have any obligation to Borrower with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Financing Documents; and (iii) Lender may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, and Lender has no obligation to disclose any of such interests to the Borrower. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

8.16 USA PATRIOT Act Notice. The Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with such Act.

8.16 Joint and Several Liability, Etc. Each of the entities comprising the Borrower shall be jointly and severally liable for the payment and performance of the Obligations. The Lender may, without notice to or consent of any of such entities and with or without consideration, release, discharge, compromise or settle with, waive, grant indulgences to, proceed against or otherwise deal with, any such party without in any way affecting, limiting, modifying, discharging or releasing any of the obligations and liabilities under this Agreement or any other Financing Documents of the other parties comprising the Borrower. The Borrower consents and agrees that (a) the Lender shall be under no obligation to marshall any assets in favor of such party or against or in payment of any or all of the obligations and liabilities of such party under this Agreement or any of the other Financing Documents, (b) any rights such party may have against the Borrower for contribution, exoneration from payment or otherwise, in respect of any amounts paid by such party pursuant to any of the Financing Documents or which continue to be owing pursuant to any of the Financing Documents, shall be postponed until the Obligations have been indefeasibly paid in full and no commitments therefor are outstanding and (c) the Lender may enforce and collect the obligations and liabilities of such party hereunder or under the other Financing Documents irrespective of any attempt, pursuit, enforcement or exhaustion of any rights and remedies the Lender may at any time have to collect the obligations and liabilities hereunder or under the other Financing Documents of the other parties comprising the Borrower.

8.17 Amendment and Restatement of Original Credit Agreement. This Agreement is an agreement amending and restating the provisions of the Original Credit Agreement. The Borrower agrees that it is its intention that nothing in this Agreement shall be construed to extinguish, release or discharge, or constitute, create or effect a novation of or an agreement to extinguish any of its obligations under the Original Credit Agreement. In the event of any conflict between the provisions of this Agreement and the Original Credit Agreement, the provisions of this Agreement shall take precedence and govern.

[remainder of page left intentionally blank - signature pages to follow]

IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.

WITNESS: INTERNATIONAL ASSETS

HOLDING CORPORATION

By: (SEAL)

Printed Name:

Title:

WITNESS: INTERNATIONAL ASSETS

HOLDING CORPORATION

By: (SEAL)

Printed Name:

Title:

WITNESS: INTL COMMODITIES, INC.

By: (SEAL)

Printed Name:

Title:

WITNESS: BANK OF AMERICA, N.A.

By: (SEAL)

Michael D. Brannan

Senior Vice President